Exhibit 10.1

                                                          Date: November 6, 2007

TO:  Winner.com (UK) LTD

                                RE: GRANT LETTER

     WHEREAS, Zone 4 Play Inc., (the "COMPANY"), Two Way Media Limited, ("TWM") and Winner.com (UK) Ltd ("Winner") are parties to an "Interactive Fixed Odds Betting Services Agreement," dated February 22, 2005 (the "OLD AGREEMENT") which was terminated on November 5, 2007 , and pursuant to such termination Winner waived any and all rights granted to it under the Old Agreement; and

     WHEREAS pursuant to a certain Joint Venture Agreement dated November 5, 2007 (the "JOINT VENTURE AGREEMENT") the Company and TWM have incorporated a new entity in Alderney bearing the name Two Way Gaming Limited ("TWG") to conduct all gambling activity undertaken by them ; and

     WHEREAS, the Company, in consideration for such waiver of rights by Winner wishes to grant an option to Winner to purchase from the Company Shares of TWG; and

     WHEREAS, it was agreed that the option granted to Winner as described above shall be governed by the terms and conditions of this Grant Letter, subject to the receipt of all approvals required by law and the requirements of applicable law.

     NOW, THEREFORE, it is agreed as follows:

1.   DEFINITIONS:

     In this Agreement, the following terms when capitalized shall have the following meanings:

     1.1. "BOARD" means the Board of Directors of TWG.

     1.2. "DATE OF GRANT" means the date of the grant of each Option, as set forth herein below.

     1.3. "EXERCISE PRICE" shall mean 0.1 Great British Pounds ((pound)0.1) per Share.

     1.4. "OPTION SHARES" means the Shares to be transferred and sold to Winner upon the exercise of the Options.

     1.5. "OPTIONS" means options to purchase the Shares as granted hereunder.

     1.6. "OPTIONEE" and "YOU" shall mean and refer to Winner.

     1.7. "SHARES"- 10,000 shares of common stock of TWG par value (pound)1.00 each.

     1.8. "SUCCESSOR COMPANY" means any entity TWG is merged to or is acquired by, in which TWG is not the surviving entity.

     1.9. "TRANSACTION" means (i) the initial public offering of TWG's Shares (hereinafter, an "IPO"), (ii) a merger, acquisition or reorganization of TWG with one or more other entities in which TWG is not the surviving entity and/or the shareholders of TWG hold less than fifty percent (50%) in the merged entity, or (iii) a sale of all or substantially all of the assets and/or the Shares of TWG.

2.   GRANT OF OPTIONS

     2.1. The Company hereby grants you, subject to the receipt of all approvals required by law, Options to purchase from the Company such number of Shares representing seven and one half (7.5%) percent of TWG's share capital on a fully-diluted basis as at the date hereof (i.e. 750 Shares as at the date hereof), which Options shall be exercisable solely upon the occurrence of a Transaction, as defined above. It is explicitly declared and agreed that the number of Shares included in the Option will constitute in any case, and will be adjusted if needed in order to ensure they represent no less then 15% of the TWG's Shares held by Z4P in the time of execution of the option. Notwithstanding anything herein to the contrary, the Options are not afforded any anti-dilution protections, but in case TWG is in need of an investment, Winner will have the right to invest the necessary funds in order to avoid dilution.

     2.2. Z4P undertakes to take all necessary actions in order that this Grant Letter becomes effective in accordance with the Company's and TWG's founding documents and all the decisions of its governing bodies at the time of execution of this Grant Letter and hereafter.


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3.   EXPIRATION.

Subject to the provisions of sections 8 and 9 below, the Options shall be in effect until the first to occur of (a) the termination of the Joint Venture Agreement, or (b) upon the dissolution or liquidation of TWG. For the avoidance of any doubt, it is clarified that upon the termination of the Joint Venture Agreement, for any reason, any unexercised Options shall immediately be void. Without detracting from the foregoing, in the event that the Company knows that the Joint Venture Agreement is about to terminate for any reason or that there is to be a dissolution or liquidation of the TWG, it shall give Winner at least ten (10) days prior written notice of the same so that Winner can timely exercise its options hereunder before the termination of the Joint Venture Agreement.

4.   EXERCISE OF THE OPTIONS

     4.1. METHOD OF EXERCISE. Upon the occurrence of a Transaction, Options shall be exercised by Winner by giving written notice to the Company and/or to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company's or the Representative's principal office. The notice shall specify the number of Option Shares with respect to which the Options are being exercised.

     4.2. FORM OF PAYMENT OF EXERCISE PRICE. Payment for the exercise of the Options shall be made in bank swift transfer, cash, check or cash equivalent or in any other form as may be permitted by the Board in its discretion, and shall accompany the issuance of the Options. The exercise price of the Options hereunder is equal to (pound)75.00 (seventy five pounds sterling) as of today.

     4.3. EXECUTION OF DOCUMENTS. In order for the Company to sell Option Shares upon the exercise of any of the Options, you hereby agree and undertake to sign any and all documents required by any applicable law and/or by the incorporation documents of TWG.

     4.4. CONDITIONS PRECEDENT. As a condition to the exercise of the Options, the Company and/or TWG may require you to satisfy any qualifications that may be reasonably necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be reasonably requested by the Company and/or TWG.

     4.5. FRACTIONAL SHARES. Company shall not be required to transfer and sell any fractional Shares upon the exercise of the Options.

5. TRANSFERABILITY OF THE OPTIONS. The Options may not be assigned or transferred without the Company's prior written approval of the transferee, provided, however, that said approval shall not be required in the event of a transfer and assignment of the Options to Winner (CY) Ltd.

6.   PIGGYBACK REGISTRATION.

     To the extent that the Option Shares carry any registration rights, the same shall be deemed transferred to Winner upon the exercise of the Options hereunder, subject to any terms and conditions imposed by TWG in connection therewith. Winner and its assignees are entitled to Piggy back registration rights in respect of the Option Shares.

7.   [INTENTIONALLY OMITTED]

8.   ADJUSTMENT.

     8.1. To the extent that TWG affords rights of adjustment with respect to any Shares in the case of a Transaction, the same shall apply with respect to the Option Shares.


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     8.2. If the outstanding Shares of TWG shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of Shares, recapitalization, or any other like event by or of TWG, and as often as the same shall occur, then the number, class and kind of the Option Shares therefore granted and the Exercise Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Option Shares as reflects 15% of the TWG's shares held by Z4P, without changing the aggregate Exercise Price, PROVIDED, HOWEVER, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares or other similar dilution event.

     8.3. In the event that TWG undertakes a corporate reorganization involving the transfer of its business activities to another entity in which the Company becomes a shareholder as a Successor to its interests in the TWG, Winner shall be entitled to 15% of the Company's share of such new entity.

     8.4. In the event that TWG conducts a private placement in which the Company does not participate with the result that the Company's and hence Winner's interest in TWG will be diluted, Winner shall be entitled to participate in said private placement, subject to its terms and conditions, solely in order to avoid a dilution of its 75% interest in TWG.

9. RIGHTS AS A SHAREHOLDER. Winner shall not have any of the rights or privileges of shareholders of TWG in respect of any Option Shares purchasable upon the exercise of the Options, until Winner's exercise of the Options and payment of the Exercise Price. Without detracting from the foregoing, in the event of a Transaction, the Company shall be entitled to receive from Winner 15% of any costs and expenses that the Company has demonstrated that it has incurred or is required to incur in connection with TWG until the time of the Transaction, reduced by the income owed to Winner from TWG until the termination of the Old Agreement.

10.  RESTRICTIONS ON TRANSFER OF OPTIONS AND OPTION SHARES.

     10.1. Any transfer or sale of Option Shares shall be subject to the provisions of the incorporation documents of TWG, the Shareholders Agreement dated November 5, 2007 and applicable law, including, but not limited to, the applicable securities laws and regulations.

     10.2. Winner acknowledges that since the Shares of TWG are or may be registered for trading in a public market, Winner's right to sell Shares is and/or may be subject to limitations and restrictions (including a lock-up period), as may be requested by TWG or its underwriters, and Winner hereby unconditionally agrees and accepts any such limitations. In order to enforce any of the restrictions set forth herein, TWG may impose stop-transfer instructions with respect to the exercised Shares. For the sake of avoiding any doubt, to the extent that any partial lock-up or other similar restriction applies to the Company, then such lock-up or restriction shall be deemed to apply to both the Shares of the Company and of Winner on a pro rata basis.

     10.3. Winner shall not dispose of any Option Shares in transactions which violate any applicable laws, rules and regulations.

     10.4. To the extent applicable, Winner agrees that TWG shall have the authority to endorse upon the certificate or certificates representing the Option Shares such legends referring to the foregoing restrictions on all certificates representing Shares of Shares subject to the provisions of this Grant Letter and any other applicable restrictions as it may deem appropriate (which do not violate Winner's rights under this Grant Letter).

11.  PURCHASE FOR INVESTMENT.

     Winner is not giving any representations or warranties in connection with its entering into this Option Agreement or its resulting purchase of the Option Shares, and agrees that it shall indemnify and hold the Company harmless in the event that the Company is required to incur any expenses of undertaking the registration of said Option Shares.

12.  TAXES.

     Any tax consequences applicable to an Optionee and arising from the grant, or exercise of the Options, from the payment for Option Shares covered thereby or from any other event or act (of TWG, the Company and/or its Subsidiaries or the Optionee) hereunder shall be borne solely by the Optionee.


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13.  GOVERNMENT REGULATIONS, LAW & JURISDICTION.

     13.1. The granting and exercise of the Options hereunder, and Company's obligation to sell and deliver Shares under the Options, are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require Company or TWG to register the Shares under the securities laws of any jurisdiction.

     13.2. This Grant Letter shall be governed by and construed and enforced in accordance with the laws of the State of Israel as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Israel shall have sole jurisdiction in any matters pertaining to this Grant Letter.

14.  MISCELLANEOUS.

     14.1. NO OBLIGATION TO EXERCISE OPTIONS. The grant and acceptance of these Options imposes no obligation on Winner to exercise it.

     14.2. CONFIDENTIALITY. The Parties each shall regard the information in this Grant Letter and any document related to the Grant Letter as confidential information and each of the Parties shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

     14.3. ENTIRE AGREEMENT. This Grant Letter together with the exhibits hereto constitute the entire agreement between the Company and Winner with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between Winner and the Company with respect to the subject matter hereof.

     14.4. FAILURE TO ENFORCE - NOT A WAIVER. The failure of any party to enforce at any time any provisions of this Grant Letter shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     14.5. BINDING EFFECT. This Grant Letter shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14.6. TERMINATION OR AMENDMENT. Any amendment, change or termination of this Grant Letter or any part of it, will be done only in writing subject to consent and execution of both parties.

The Parties indicate their acceptance of the terms and conditions of this Grant Letter by executing it at the space provided below.

         Zone 4 Play Inc.                    Winner.com (UK) Ltd.


         /s/ Uri Levi                        /s/ Citron Shimon
         -------------------------           -------------------------

         By: Uri Levy                        By: Citron Shimon
         -------------------------           -------------------------

         Title: Acting CEO and CFO           Title: CEO
         -------------------------           -------------------------

         Date: 6/11/07                       Date: 6/11/07
         -------------------------           -------------------------


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